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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp's consolidated subsidiaries as of September 15, 2000. The ownership of these entities is as follows:

Name                                    Jurisdiction of Incorporation           Ownership
----                                    -----------------------------           ---------
DDi Europe Limited                      United Kingdom                          DDi Corp. directly owns 100% of the voting
                                                                                securities.

DDi Sales  Limited                      United Kingdom                          DDi Europe Limited directly owns 100% of the
                                                                                voting securities.

DDi Intermediate Holdings Corp.         California                              DDi Corp. directly owns 100% of the voting
                                                                                securities.

DDi Capital Corp.                       California                              DDi Intermediate Holdings Corp. directly owns 100%
                                                                                of the voting securities.

Dynamic Details, Incorporated           California                              DDi Capital Corp. directly owns 100% of the voting
                                                                                securities.

DDi Sales Corp.                         Delaware                                Dynamic Details, Incorporated directly owns 100% of
                                                                                the voting securites.

Dynamic Details Design, L.L.C.          Delaware                                DDi Sales Corp. directly owns 100% of the equity
                                                                                interest.

Dynamic Details Incorporated,           Delaware                                Dynamic Details, Incorporated directly owns 100% of
Virginia                                                                        the voting securities.

Dynamic Details Texas, L.P.             Delaware                                Dynamic Details, Incorporated indirectly owns 100%
                                                                                of the partnership interest.

Dynamic Details Incorporated,           Delaware                                Dynamic Details, Incorporated directly owns 100% of
Silicon Valley                                                                  the voting securities.

DDi--Texas L.P.                         Delaware                                Dynamic Details, Incorporated, Silicon Valley
                                                                                indirectly owns 100% of the partnership interest.

Details Global Sales, Inc.              Virgin Islands                          Dynamic Details, Incorporated directly owns 100% of
                                                                                the voting securities.